UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2014

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2014, the Corporation filed a Certificate of Designation to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, for the purpose of fixing the designations, preferences, limitations and relative rights of the Corporation’s Series C Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $25,000 per share. A copy of the Certificate of Designation is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 29, 2014, Northern Trust Corporation (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), in connection with the issuance and sale of 16,000,000 depositary shares (“Depositary Shares”), each representing a 1/1,000th ownership interest in a share of the Corporation’s Series C Non-Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $25,000 per share (the “Preferred Stock”) pursuant to the Certificate of Designation described above. Pursuant to the Underwriting Agreement, the Corporation agreed to sell to the Underwriters, and the Underwriters agreed, severally and not jointly, to purchase from the Corporation, the Depositary Shares for sale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Corporation and provides for customary indemnification by each of the Corporation and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The closing of the issuance and sale of the Depositary Shares is expected to be on or about August 5, 2014.

Certain of the Underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for the Corporation and its affiliates, from time to time, for which they have received customary fees and expenses. The Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Corporation in the ordinary course of their business.

The Depositary Shares were offered pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-197686) and the prospectus included therein, filed with the Securities and Exchange Commission on July 29, 2014, and supplemented by the prospectus supplement, dated July 29, 2014. The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated July 29, 2014, among Northern Trust Corporation, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein

Exhibit 4.1	Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation, dated August 4, 2014

Exhibit 4.2	Form of Certificate representing Series C Non-Cumulative Perpetual Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: August 4, 2014	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Corporate Secretary

EXHIBIT INDEX

Number	Description

Exhibit 1.1	Underwriting Agreement, dated July 29, 2014, among Northern Trust Corporation, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein

Exhibit 4.1	Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation, dated August 4, 2014

Exhibit 4.2	Form of Certificate representing Series C Non-Cumulative Perpetual Preferred Stock